UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, Altera Corporation (the “Company”) announced the appointment of Ronald J. Pasek, 49, to serve as Senior Vice President and Chief Financial Officer. Mr. Pasek is replacing James Callas, who has served in an acting capacity as the Company’s Vice President and Chief Financial Officer since June 12, 2009. Mr. Callas will continue with the Company as Vice President Finance and Corporate Controller.

Mr. Pasek’s appointment is effective December 21, 2009. Prior to joining the Company, Mr. Pasek served as Vice President and Corporate Treasurer of Sun Microsystems, from February 2008 to December 18, 2009. He held a variety of other positions in finance at Sun Microsystems over a nineteen year period, including vice president of worldwide field finance, worldwide manufacturing and U.S. field finance. Mr. Pasek holds a BS degree from San Jose State University and an MBA from Santa Clara University.

A copy of the press release announcing Mr. Pasek’s appointment is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of his offer letter, Mr. Pasek will receive an annual base salary of $400,000, a hire on bonus of $250,000 payable upon the successful completion of a 45-day introductory period. If, within 12 months of employment, Mr. Pasek’s employment is terminated by him voluntarily, or by the Company for breach of Company policy, then Mr. Pasek will be required to repay the full amount of the hire on bonus. Mr. Pasek will receive an option to purchase 75,000 shares of common stock, to be granted on February 1, 2010, which will vest, subject to his continuing employment and the provisions of the Company’s standard form of stock option agreement, at a rate of 25% on the first anniversary of the grant date and monthly thereafter such that the option will be fully vested four years after the grant date. Mr. Pasek also will receive 80,000 restricted stock units (“RSUs”), to be granted on February 1, 2010. 40,000 of such RSUs will vest over a three-year period, subject to Mr. Pasek’s continuing employment and the provisions of the Company’s standard form of RSU award agreement, at a rate of 33% annually. The remaining 40,000 RSUs will vest over a four-year period, subject to Mr. Pasek’s continuing employment and the provisions of the Company’s standard form of RSU award agreement, at a rate of 25% annually. Mr. Pasek will be eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan and Senior Vice President Bonus Plan. The Company will enter into an indemnification agreement with Mr. Pasek in the standard form of agreement offered to each of the Company’s directors and executive officers. Mr. Pasek’s compensation arrangements will be subject to evaluation and change from time to time as determined by the Company’s compensation committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ KATHERINE E. SCHUELKE
Katherine E. Schuelke Vice President, General Counsel, and Secretary

Dated: December 21, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 21, 2009